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                                  EXHIBIT  5

                     OPINION OF BREYER & AGUGGIA REGARDING
                       LEGALITY OF SECURITIES REGISTERED
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                                March 18, 1998



Board of Directors
PCB Holding Company
819 Main Street
Tell City, Indiana 47586

     RE:  PCB Holding Company
          Registration Statement on Form SB-2

Gentlemen:

     You have requested our opinion as special counsel for PCB Holding Company, an Indiana corporation, in connection with the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In rendering this opinion, we understand that the common stock of PCB Holding Company will be offered and sold in the manner described in the Prospectus, which is part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, it is our opinion that the shares of common stock of PCB Holding Company will upon issuance be legally issued, fully paid and nonassessable.

     This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal and Tax Opinions."

                                   Very truly yours,
                                   /s/ Breyer & Aguggia
                                   BREYER & AGUGGIA

Washington, D.C.